EXHIBIT (h)(11)

FUND SERVICES AGREEMENT

REVISED SCHEDULE A-4
EFFECTIVE AS OF JUNE 1, 2009

LIST OF SUB-ADVISED, SEPARATE, AND CORPORATE ACCOUNTS

ACGIM CONCENTRATED GLOBAL OPPORTUNITIES
DAIMLER CHRYSLER INTL GROWTH EAFE ONLY
NOVA SCOTIA POWER GLOBAL GROWTH

APPROVED:

AMERICAN CENTURY GLOBAL INVESTMENT MANAGEMENT, INC.

BY:                  /s/ Wayne McCoach

TITLE:            AVP

DATE:            6/11/2009

J.P. MORGAN INVESTOR SERVICES CO.

BY:                  /s/ Daniel J. Maniello

TITLE:            Executive Director

DATE:            6-11-2009